Exhibit 99.1

ERBA DIAGNOSTICS TO COMMENCE TRADING

ON OTC MARKETS’ PINK OPEN MARKET

AFTER DELISTING BY THE NYSE MKT

MIAMI, FL, September 30, 2016 – ERBA Diagnostics, Inc. (the “Company”), a fully integrated in vitro diagnostics company, previously disclosed that the Company expected the NYSE MKT LLC (the “Exchange”) to initiate procedures to delist the Company’s common stock, including the issuance of a delisting notice to the Company, and that the Company planned to disclose receipt of such notice. At market-close on September 29, 2016, the Exchange suspended trading in the Company’s common stock. On September 30, 2016, the Company received the delisting notice from the Exchange stating that the Exchange has determined to commence proceedings to delist the Company’s common stock pursuant to Section 1003(d) of the Exchange’s Company Guide (the “Company Guide”). Unless the Company requests an appeal of this determination, which the Company does not expect to do at this time, the Exchange will continue to suspend trading and remove the Company’s common stock from listing on the Exchange.

As a result of the delisting notice, the Company expects trading in the Company’s common stock to commence upon market-open on Monday, October 3, 2016, on the OTC Markets’ Pink Open Market under the symbol “ERBA.” The Company can provide no assurance that its common stock will continue to trade on the OTC Markets’ Pink Open Market, whether broker-dealers will continue to agree to provide public quotes of the Company’s common stock on the OTC Markets’ Pink Open Market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock will continue on the OTC Markets’ Pink Open Market in the future.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (NYSE MKT: ERB), is a fully integrated in vitro diagnostics company, offering a comprehensive suite of clinical testing products throughout the U.S. and emerging markets. The Company serves as a one-stop shop for the testing needs of the growing number of smaller hospitals, reference labs, and physician clinics. ERBA Diagnostics’ line of proprietary and automated instruments, test kits, and reagents provide customers with autoimmune, infectious diseases, clinical chemistry, hematology, and diabetes testing. www.erbadiagnostics.com

Safe Harbor Statement

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that: the Company’s common stock may not continue to trade on the OTC Markets’ Pink Open Market; broker-dealers may not continue to agree to provide public quotes of the Company’s common stock on the OTC Markets’ Pink Open Market; the trading volume of the Company’s common stock may not be sufficient to provide for an efficient trading market; quotes for the Company’s common stock may not continue on the OTC Markets’ Pink Open Market in the future; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition.